Exhibit No. EX-99.h.1.c

DFA INVESTMENT DIMENSIONS GROUP INC.

TRANSFER AGENCY AGREEMENT

ADDENDUM NUMBER THREE

THIS ADDENDUM is made as of this 26th day of July, 2000 by and between DFA INVESTMENT DIMENSIONS GROUP PFPC INC., a Maryland corporation (the “Fund”), and PFPC INC., formerly known as “Provident Financial Processing Corporation,” a Delaware corporation the (“Transfer Agent” or “PFPC”).

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC to serve as the Fund’s transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated June 19, 1989 (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon the mutual agreement of the Fund and the Transfer Agent; and

WHEREAS, PFPC presently provides such services to the existing portfolios of shares of the Fund and, has agreed to provide such services to four (4) new portfolios of the Fund, designated as the LD U.S. Large Company Portfolio, HD U.S. Large Company Portfolio, LD U.S. Marketwide Value Portfolio and HD U.S. Marketwide Value Portfolio, which are listed on Schedule A, attached hereto; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement hereby amended to provide that all those series set forth on “Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated as of July 26, 2000,” which is attached hereto shall be “Shares” under the Agreement.

2. The fee schedules of PFPC applicable to the series shall be as agreed to in writing, from time to time, by the Fund and the Transfer Agent.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Three to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Catherine L. Newell

Catherine L. Newell Vice President

PFPC INC.

By:	/s/ Joseph Gramlich

Joseph Gramlich Senior Vice President

Amended and Restated

July 26, 2000

SCHEDULE A

SERIES OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. 6-10 Small Company Portfolio

U.S. Large Company Portfolio

U.S. 6-10 Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. 9-10 Small Company Portfolio

U.S. 4-10 Value Portfolio

RWB/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Pacific Rim Small Company Portfolio

DFA One Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA Small Value Portfolio

VA Large Value Portfolio

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. 5-10 Value Portfolio

Tax-Managed U.S. 6-10 Small Company Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

LD U.S. Large Company Portfolio (7/00)

HD U.S. Large Company Portfolio (7/00)

LD U.S. Marketwide Value Portfolio (7/00)

HD U.S. Marketwide Value Portfolio (7/00)